EXHIBIT 4.3

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER SIMILAR SECURITIES LAW.


                      MAGICWORKS ENTERTAINMENT INCORPORATED

                        UNSECURED SENIOR CONVERTIBLE NOTE



$__________                                                     July ____, 1996
                                                             New York, New York



         FOR VALUE RECEIVED, Magicworks Entertainment Incorporated, a Florida corporation, and its successor by merger (the "Company"), promises to pay to the order of __________ (the "Holder"), the principal amount of __________ DOLLARS ($__________), and to pay interest (computed on the basis of a 360-day year of 30-day months) ("Interest") (a) on the unpaid principal amount at the rate of ten percent (10%) semiannually on June 30th and December 31st, commencing on December 31, 1996 (each, an "Interest Payment Date") and (b) to the extent permitted by law on any overdue payment of the principal amount at the rate of twelve percent (12%) per annum. Principal and accrued but unpaid Interest hereunder shall be due and payable on demand on or after the Maturity Date (as defined in SECTION 5 hereof), unless prepaid by the Company in accordance with
SECTION 4 hereof or converted by the Holder in accordance with SECTION 6 hereof.

         Payments of principal and Interest shall be made in lawful money of the United States of America by check and mailed to the address designated by the Holder in the subscription agreement (the "Subscription Agreement") for the subscription hereof.

         This Note is one of several unsecured senior convertible notes (collectively, the "Notes") offered by the Company (the "Offering") to several holders (collectively, the "Holders") in the form of units along with shares (the "Unit Shares") of common stock of the Company (the

"Common Stock"), pursuant to a Confidential Private Placement Memorandum dated June , 1996, together with all amendments thereof and supplements and exhibits thereto (the "Memorandum"). The Unit Shares, the Warrant Shares (as defined in
SECTION 4 hereof) and the Note Shares (as defined in SECTION 6 hereof) are sometimes referred to herein collectively as the "Securities." This Note may be held by Capital Growth International, L.L.C. ("CGI"), the Company's placement agent in connection with the Offering, its officers, employees and affiliates.

         This Note is subject to the following terms and conditions:

1. SINKING FUND PAYMENTS. The Company shall irrevocably deposit in trust (the "Principal Escrow Account") with Sterling National Bank & Trust Company of New York (the "Note Escrow Agent") pursuant to an escrow agreement (the "Note Escrow Agreement") on or before each of the following dates (the "Principal Escrow Payment Dates"), the following cash amounts (the "Principal Escrow Payments") to secure the Company's obligation to pay the principal amount of the Notes outstanding on the Maturity Date:

                                                                              PRINCIPAL ESCROW PAYMENTS DUE
                                                                            (REPRESENTED AS A PERCENT OF THE
                                                                              AGGREGATE PRINCIPAL AMOUNT OF
                                                                           NOTES OUTSTANDING ON SUCH PRINCIPAL
                 PRINCIPAL ESCROW PAYMENT DATES                                   ESCROW PAYMENT DATE)
Seven payment dates commencing on the first business day following the third anniversary of the first closing of the Offering and every ninety days thereafter, provided that such day is a business day, otherwise on the first business day
following each such date.........................................               10.714286%

The Company's obligations under the Notes and the Note Escrow Agreement shall survive until the Notes are no longer outstanding. The Note Escrow Agreement shall provide that the Note Escrow Agent shall, from the Principal Escrow Account, make payments of principal on the Notes when due directly to the respective Holders at each such Holder's respective address as set forth in the respective Subscription Agreements, which addresses shall be delivered to the Escrow Agent by the Company within five (5) business days of each closing of the Offering and updated thereafter by the Company. The Escrow Agent will have no obligations or duties with respect to the Principal Escrow Account other than those set forth in the Note Escrow Agreement.

2.       DEFAULT

         (a) DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") hereunder:

                  (i) if the Company shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the agreements, promises, covenants, terms and conditions of any of the Notes or the Note Escrow Agreement;

                  (ii) if any warranty, representation or statement of fact made herein or in the or the Note Escrow Agreement by the Company is false or misleading in any material respect when made;

                  (iii) if Magic Promotions, Inc., a Florida Corporation, Magic Promotion, Inc., an Ohio corporation (each, a "Significant Subsidiary") or the Company shall be dissolved or liquidated or any proceeding for dissolution or liquidation of the Company or any Significant Subsidiary is commenced or the Company or any Significant Subsidiary fails to maintain its corporate existence;

                  (iv) if the Company or any Significant Subsidiary becomes insolvent (however defined or evidenced) or makes an assignment for the benefit of creditors;

                  (v) if there shall be filed by or against the Company or any Significant Subsidiary any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect or any proceeding shall be commenced with respect to the Company or any Significant Subsidiary under any insolvency, readjustment of debt, reorganization, dissolution, liquidation or similar law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), provided that in the case of any involuntary filing or the commencement of any involuntary proceeding against the Company or any Significant Subsidiary such proceeding or petition shall have continued undismissed and unvacated for at least 60 days;

                  (vi) if the usual business of the Company or any Significant Subsidiary shall cease or be terminated or suspended; or

                  (vii) if any petition or application to any court or tribunal, at law or in equity, be filed by or against the Company or any Significant Subsidiary for the appointment of any receiver or trustee for the Company or any Significant Subsidiary or any part of the property of the Company or any Significant Subsidiary, provided that in the case of any involuntary filing against the Company or any Significant Subsidiary, such proceeding or appointment shall have continued undismissed and unvacated for at least 60 days.

         (b) REMEDIES UPON DEFAULT. If any Event of Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of the Holder under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Holder may, at its option, declare any or all of the Company's obligations, liabilities and indebtedness owing to the Holder under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable interest rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorney's fees and legal expenses.

         (c) THE COMPANY'S WAIVERS. The Company (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for the Holder to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against the Company is hereby expressly waived by the Company.

         (d) CERTAIN OBLIGORS. The Holder may proceed against the Company and any guarantors or endorsees hereof in such order and manner as the Holder may choose. None of the rights of the Holder shall be waived or diminished by any failure or delay in the exercise thereof.

3.       COVENANTS.  The Company covenants and agrees that, so long as this
Note is outstanding and unpaid:

         (a) PAYMENT OF NOTE. The Company will punctually pay or cause to be paid the principal, premium, if any, and Interest on this Note at the dates and places and in the manner specified herein. Any sums required to be withheld from any payment of principal, premium, if any, or Interest on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Company and paid over in accordance therewith. In the event any restriction is placed upon payment of principal, premium, if any, or Interest by virtue of a currency or monetary control law, rule or regulation of the United States Federal Government, as set forth in a written notice delivered to the Holder within thirty (30) days after the imposition of such a restriction, such payments shall be deposited to the account of the payee in a bank, trust company or other financial institution, as directed by the payee. Such payment or deposit will be deemed payment to the Holder.

         Nothing in this Note or in any other agreement between the Holder and the Company shall require the Company to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due under this Note or provided for in any other agreement between the Company and the Holder are or could be held to be in the nature of interest and would subject the Holder to any penalty or forfeiture under applicable law, then IPSO FACTO the obligations of the Company to make such payment to the Holder shall be reduced to the highest rate authorized under applicable law and, in the event that the Holder shall have ever received, collected, accepted or applied as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law, such amount which would be excess interest under applicable law shall be applied first to the reduction of principal then outstanding, and, second, if such principal amount is paid in full, any remaining excess shall forthwith be returned to the Company.

         (b) MAINTENANCE OF CORPORATE EXISTENCE; MERGER AND CONSOLIDATION. The Company will at all times cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Significant Subsidiaries and all of its rights and franchises and shall not consolidate with or merge into any other corporation or transfer all or substantially all of its assets to any person unless (i) the corporation formed by such consolidation or into which the Company is merged or to which the assets of the Company are transferred is a corporation that expressly assumes all of the obligations of the Company under this Note and (ii) after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

         (c) PAYMENT OF TAXES. The Company will use its best efforts to pay or discharge or cause to be paid, set aside for payment or discharge, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company on a consolidated basis or upon its income, profits or property; provided, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount or validity is being contested in good faith by appropriate proceedings.

         (d) COMPLIANCE WITH STATUTES. The Company will, and will cause its subsidiaries to, comply in all material respects with all applicable statutes and regulations of the United States of America and of any state or municipality, and of any agency thereof, in respect of the conduct of business and the ownership of property by the Company and its subsidiaries; provided, that nothing contained in this SECTION 3(d) shall require the Company and its subsidiaries to comply with any such statute or regulations so long as its legality or applicability shall be contested in good faith.

         (e) RESTRICTIONS ON DIVIDENDS, REDEMPTIONS, ETC. Neither the Company nor any of its subsidiaries' will (i) declare or pay any dividend or make any other distribution, except, with respect to the Company, dividends or distributions payable in equity securities of the Company, or (ii) purchase, redeem or otherwise acquire or retire for value any equity securities, except
(A) with respect to the Company, equity securities acquired upon conversion thereof into other equity securities of the Company and (B) with respect to the Company, any equity security issued to employees, directors of others performing services in accordance with agreements providing for such repurchase at original cost upon termination of employment, membership on the Board of Directors or other affiliation with the Company.

         (f) TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its subsidiaries will itself, and will not permit any officer, director or holder of 5% or more of the Company's Common Stock, to engage in any transaction of any kind or nature with any affiliate of the Company or any of its subsidiaries, other than transactions with any wholly-owned subsidiary of the Company or any of its subsidiaries or pursuant to the terms of any agreement existing as of the date hereof between the Company or any of its subsidiaries and any affiliate of the

Company, unless such transaction, or in the case of a course of related or similar transactions or continuing transactions, such course of transactions or continuing transactions is or are upon terms which are fair to the Company and any of its subsidiaries and which are reasonably similar to, or more beneficial to the Company and any of its subsidiaries than the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances.

         (g) LIENS. Neither the Company nor any of its subsidiaries will create, incur or suffer to exist any future liens, claims, or encumbrances of any kind whatsoever upon any of its assets or properties which have priority over the Notes, except those incurred in connection with business purposes.

4.       OPTIONAL PREPAYMENT

         (a) If this Note has not been converted by the Holder in accordance with SECTION 6 hereof, all, but not less than all, of the outstanding principal amount and accrued but unpaid interest on the Notes, may be prepaid by the Company in accordance with the terms hereof.

         (b) The prepayment price shall equal the outstanding principal amount of this Note together with accrued but unpaid interest (the "Prepayment Price"), provided that the Prepayment Circumstances exist on the date of the notice of prepayment. The "Prepayment Circumstances" shall exist if (i) the Securities are registered under the Securities Act and applicable "Blue Sky" laws, (ii) a current prospectus is then available for the resale of the Securities and (iii) the closing bid price of the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded, equals or exceeds $5.00 per share (subject to adjustment as provided in SECTION 6(e) hereof) for the 20 consecutive trading days ending on the fifth trading day prior to the date of the notice of prepayment.

         (c) If the Prepayment Circumstances do not exist on the date of the notice of prepayment, in addition to payment of the Prepayment Price, the Company shall issue to the Holder one redeemable common stock purchase warrant ("Redeemable Warrants") for each $3.50 (subject to adjustment under certain circumstances) in principal amount of this Note that is to be prepaid. The Redeemable Warrants shall be subject to the terms and conditions set forth in the Memorandum and in the form of Redeemable Warrant attached hereto as EXHIBIT B.

         (d) At least 30 days but not more than 60 days before a prepayment date, the Company shall mail a notice of prepayment to each Holder of the Notes. The notice shall state (i) the prepayment date, (ii) the Prepayment Price, (iii) whether or not the Prepayment Circumstances existed on the date of such notice of prepayment and, if not, the number of Redeemable Warrants to be issued to the Holder upon prepayment, (iv) that the Notes may be converted in accordance with
SECTION 6 hereof at any time before the close of business on the prepayment date, (v) the Conversion Price, (vi) that such Holder's Notes must be surrendered to the Company to collect the Prepayment Price and (vii) that interest on the Notes called for prepayment will cease to accrue on and after the prepayment date.

         (e) Once proper notice of prepayment is mailed to the proper address of a Holder, such Holder's Note shall become due and payable on the prepayment date unless converted in accordance with SECTION 6 hereof.

5.       MATURITY

         If this Note is not prepaid by the Company as provided in SECTION 4 hereof, or converted at the option of the Holder in accordance with SECTION 6 hereof, the principal amount of this Note, together with accrued but unpaid interest, shall be due and payable on demand on ___________________________ , 2001 [60 months from the date of the closing of the Offering] (the "Maturity Date").

6.       CONVERSION

         Subject to the Company's prepayment option in SECTION 4 hereof, all, but not less than all, of the principal amount of this Note, together with accrued but unpaid interest, may be converted into shares of Common Stock (the "Note Shares"), at the option of the Holder, at any time on or prior to the Maturity Date, subject to the terms and conditions set forth in this SECTION 6. Upon conversion into Note Shares, the principal amount and accrued but unpaid interest on this Note shall be discharged.

         (a) CONVERSION PRICE. The number of Note Shares into which this Note may be converted shall be determined by dividing the aggregate amount of principal and accrued but unpaid interest outstanding on this Note on the Conversion Date (as defined below) by three dollars and fifty cents ($3.50) (subject to adjustment under certain circumstances) (the "Conversion Price"; which term shall be deemed, for the purposes of SECTION 6(e), to include the rate at which Redeemable Warrants shall be issued to the Holder under certain circumstances pursuant to SECTION 4 hereof).

         (b) METHOD OF CONVERSION. Before the Holder shall be entitled to receive Note Shares upon the conversion of this Note, the Holder shall surrender this Note and deliver a Notice of Conversion (in the form attached hereto as EXHIBIT A) to the office of the Company or its designated agent. The Notice of Conversion shall state therein the amount(s) in which the certificate(s) for Note Shares are to be issued. The time of conversion (the "Conversion Date") shall be the close of business on the first business day following the date on which the Company receives the Notice of Conversion. Interest on Notes converted ceases to accrue on and after the date of the Notice of Conversion.

         (c) ISSUANCE OF NOTE SHARES. The Company shall, as soon as practicable after surrender of this Note and receipt of the Notice of Conversion, but in no event more than three (3) business days thereafter, issue and deliver to the Holder, a certificate(s) for the number of Note Shares to which the Holder shall be entitled as aforesaid.

         (d) NO FRACTIONAL SHARES. No fractional Note Shares shall be issuable upon conversion of this Note. If the conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share and issued to the Holder.

         (e)      ADJUSTMENT OF CONVERSION PRICE AND THRESHOLD PRICE; MERGER.

                  (i) If the Company at any time or from time to time while this
Note is issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price and Threshold Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (ii) If the Common Stock shall be changed into the same or a different number of securities of any other class or classes of securities, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in SECTION 6(e)(i)), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Note Shares shall be convertible into, in lieu of the number of securities which the Holder would otherwise have been entitled to receive, a number of securities of such other class or classes of securities equivalent to the number of securities of Note Shares that would have been subject to receipt by the Holder upon payment of Note Shares on this Note immediately before that change. The Threshold Price shall likewise be adjusted in accordance with this SECTION 6(e)(ii).

                  (iii) In case of any consolidation or merger of the Company with any other corporation, limited liability company or any other entity (each such transaction, a "Merger"), the corporation formed by the Merger shall succeed to the covenants, stipulations, promises and the agreements contained in this Note. In the event of a Merger, the Company shall make appropriate provisions so that the Holder shall have the right thereafter to convert this
Note into the kind and amount of securities receivable upon such Merger by a Holder of the number of securities into which this Note might have been converted immediately prior to a Merger. The above provisions shall similarly apply to successive Mergers.

                  (iv) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price or the Threshold Price pursuant to this SECTION 6(e), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         (f) RESERVATION OF STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note into Note Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the Notes then, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its charter documents.

         (g) ISSUE TAXES. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Note Shares; provided, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

7.       OTHER PROVISIONS RELATING TO RIGHTS OF THE HOLDER OF THIS NOTE

         (a) RIGHTS OF THE HOLDER OF THIS NOTE. This Note shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company. This SECTION 7(a) shall not affect the rights of the Holder in its capacity as a shareholder of the Company upon conversion of this Note and issuance to the Holder of Note Shares pursuant to SECTION 6 hereof.

         (b) LOST, STOLEN, MUTILATED OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence (which may consist of a signed affidavit of the Holder), of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

8.       SECURITIES LAW COMPLIANCE

         (a) RESTRICTIONS ON TRANSFER. The Holder and the Company understand that each of (i) the Holder's right to convert this Note and (ii) the ability of the Company to issue Redeemable Warrants is subject to full compliance with the provisions of all applicable securities laws and the availability thereunder of an exemption from registration, and that the certificates evidencing the Note Shares, the Redeemable Warrants and the Warrant Shares shall bear a legend to the effect of the legend on the first page of this Note.

         (b) COMPLIANCE WITH LAWS. The Holder agrees to comply with all applicable laws, rules and regulations of all federal and state securities regulators, including but not limited to, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance of this Note.

9.       OTHER MATTERS

         (a) BINDING EFFECT; ASSIGNMENT. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company.

         (b) FURTHER ACTIONS. At any time and from time to time, the Company and the Holder agree, without further consideration, to take such actions and to execute and deliver such documents as the other may reasonably request to consummate the transactions contemplated in this Note.

         (c) MODIFICATION; WAIVER. This Note, the Note Escrow Agreement and the certificates representing the Redeemable Warrants set forth the entire understanding of the Company and the Holder with respect to the subject matter hereof and supersede all existing agreements between them concerning such subject matter. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and Holders of at least fifty-one percent (51%) in principal amount of the Notes at the time outstanding; provided, however, that the consent of a Holder shall be required to modify the terms of this Note affecting the payment of principal amount of, or Interest on, such Holder's Note or the term of such Holder's Note. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. Any waiver must be in writing. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

         (d) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt if to (i) the Company, to Magicworks Entertainment Incorporated, 930 Washington Avenue, 5th Floor, Miami Beach, Florida 33139 and (ii) the Holder to such Holder at her last address as shown on the books of the Company (or to such other address as the party shall have furnished in writing in accordance with the provisions of this SECTION 9(d)). Any notice or other communication given by certified mail or delivered against receipt shall be deemed given at the time of certification or recordation of receipt thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         (e) SEVERABILITY. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. The rate of interest on this Note is subject to any limitations imposed by applicable usury laws.

         (f) HEADINGS. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.

         (g) GOVERNING LAW. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

         (h) DUE AUTHORIZATION. The execution and delivery of this Note and the consummation of the transactions contemplated herein have been authorized by the Board of Directors of the Company and by any necessary vote or with the consent of the shareholders of the Company.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its Co-Chairman of the Board of Directors thereunto duly authorized.


                                   MAGICWORKS ENTERTAINMENT
                                   INCORPORATED


                                   By:
                                      -----------------------------------
                                      Brad Krassner
                                      Co-Chairman of the Board and
                                      Chief Executive Officer


Attest:



-----------------------------------
Larry Turk
Secretary

                                                                     EXHIBIT A

                              NOTICE OF CONVERSION

         The undersigned being the holder of the attached Unsecured Senior Convertible Note (the "Note") due the Maturity Date (as defined in the Note) of Magicworks Entertainment Incorporated (the "Corporation"), hereby exercises the option to convert the Note into Note Shares (as defined in the Note) in accordance with the terms of the Note.

         The undersigned directs that the Note Shares be issued in the name of the holder of the attached note and delivered as soon as practicable and in accordance with the provisions of the Note to:

Full address:                       __________________________________________

                                    __________________________________________

                                    __________________________________________

                                    __________________________________________



Date:________________________________



_____________________________________
Name:  [HOLDER]